UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 2, 2014 (June 27, 2014)

SANCHEZ ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001- 35372	45-3090102
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Bagby Street

Suite 1800

Houston, Texas 77002

(Address of Principal Executive Offices) (Zip Code)

(713) 783-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Indenture and Notes

On June 27, 2014, Sanchez Energy Corporation (the “Company”) closed its private offering to eligible purchasers of $850 million in aggregate principal amount of 6.125% senior notes due 2023 (the “Notes”). The Notes were issued pursuant to an indenture, dated as of June 27, 2014 (the “Indenture”), among the Company, the guarantors party thereto and U.S. Bank National Association, as trustee.

The Notes are the general unsecured senior obligations of the Company. The Notes rank equally in right of payment with all of the Company’s existing and future senior unsecured indebtedness and senior in right of payment to any of the Company’s future subordinated indebtedness. The Notes are effectively junior in right of payment to all of the Company’s existing and future secured indebtedness and other secured obligations, including any borrowings outstanding under the Company’s first lien revolving credit facility, to the extent of the value of the assets securing such indebtedness and obligations. The Notes are fully and unconditionally guaranteed on a joint and several senior unsecured basis by each of the guarantors party to the Indenture.  In the future, to the extent set forth in the Indenture, certain subsidiaries of the Company will also be required to fully and unconditionally guarantee the Notes on a joint and several senior unsecured basis.

Maturity and Interest

The Notes will mature on January 15, 2023, and interest is payable on the Notes on January 15 and July 15 of each year, commencing January 15, 2015.

Redemption

The Company has the option to redeem all or a portion of the Notes at any time on or after July 15, 2018 at the redemption prices specified in the Indenture plus accrued and unpaid interest, if any.  The Company may also redeem all or any part of the Notes at a “make-whole” redemption price specified in the Indenture, plus accrued and unpaid interest, if any, at any time before July 15, 2018.  In addition, the Company may redeem up to 35% of the aggregate principal amount of the Notes before July 15, 2017 under certain circumstances with the net cash proceeds from certain equity offerings at a redemption price of 106.125% of the principal amount of the notes redeemed, plus accrued and unpaid interest, if any. The Company may also be required to repurchase the Notes upon a change of control.

Certain Covenants

The Indenture restricts the Company’s ability, and the ability of the Company’s restricted subsidiaries, to: (i) incur, assume or guarantee additional indebtedness or issue certain types of equity securities; (ii) pay distributions on, purchase or redeem shares or purchase or redeem subordinated debt; (iii) make certain investments; (iv) enter into certain transactions with affiliates; (v) create or incur liens on their assets; (vi) sell assets; (vii) consolidate, merge or transfer all or substantially all of their assets; (viii) restrict distributions or other payments from the Company’s restricted subsidiaries; and (ix) designate subsidiaries as unrestricted subsidiaries. These covenants are subject to a number of important exceptions and qualifications, including that certain of the covenants will be terminated if at any time no default exists under the Indenture and the Notes receive an investment grade rating from both of two specified ratings agencies.

Events of Default

The Indenture provides that each of the following is an event of default: (i) default for 30 days in the payment when due of interest or additional interest on the Notes; (ii) default in payment when due (at maturity, upon redemption, repurchase, acceleration or otherwise) of the principal of, or premium, if any, on, the Notes; (iii) failure by the Company to comply with certain covenants relating to merger, consolidation or sale of assets; (iv) failure by the Company for 30 days after notice to comply with certain obligations to repurchase Notes; (v) failure by the Company for 180 days after notice to comply with its reporting obligations; (vi) failure by the

Company for 60 days after notice to comply with any of the other agreements in the Indenture; (vii) there occurs with respect to any indebtedness having an outstanding principal amount of $20 million or more of the Company or any of its restricted subsidiaries (a) an event of default which results in such indebtedness being due and payable prior to its express maturity or (b) failure to make a principal, premium or interest payment when due and such defaulted payment is not made, waived or extended within the applicable grace period; (viii) failure by the Company, any of its restricted subsidiaries or other significant subsidiary to pay final judgments aggregating in excess of $20 million, which judgments are not paid, discharged or stayed for a period of 60 days; (ix) certain events of bankruptcy or insolvency described in the Indenture with respect to the Company or any of the Company’s significant subsidiaries; and (x) any Note guarantee ceases to be in full force and effect, other than in accordance with the terms of the Indenture, or a guarantor of the Notes denies or disaffirms its obligations under its Note guarantee. In the case of an event of default arising from certain events of bankruptcy or insolvency with respect to the Company or the Company’s significant subsidiaries, all outstanding Notes will become due and payable immediately without further action or notice. If any other event of default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

The foregoing description of the Indenture is not complete and is qualified in its entirety by reference to the full text of the Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Registration Rights Agreement

In connection with the issuance and sale of the Notes, the Company and the Guarantors entered into a registration rights agreement (the “Registration Rights Agreement”) with the representatives of the Initial Purchasers, dated as of June 27, 2014.  Under the Registration Rights Agreement, the Company and the guarantors of the Notes have agreed to file and use commercially reasonable efforts to cause to become effective a registration statement with respect to an offer to exchange the Notes for substantially identical notes that are registered under the Securities Act of 1933 so as to permit the exchange offer to be consummated no later than the 400th day following the issuance of the Notes. Under specified circumstances, the Company and guarantors of the Notes have also agreed to use commercially reasonable efforts to cause to become effective a shelf registration statement relating to resales of the Notes. The Company and the guarantors of the Notes are required to pay additional interest (up to a maximum of 1.0%) if they fail to comply with their obligations to consummate the exchange offer or to cause a shelf registration statement relating to resales of the Notes to become effective within the time periods specified in the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Second Amended and Restated Credit Agreement

On June 30, 2014, the Company, as borrower, and SEP Holdings III, LLC, SN Marquis LLC, SN Cotulla Assets, LLC, SN Operating, LLC, SN TMS, LLC and SN Catarina, LLC as loan parties, entered into a revolving credit facility represented by a $1.5 billion Second Amended and Restated Credit Agreement dated June 30, 2014 with Royal Bank of Canada as the administrative agent, Capital One, National Association as the syndication agent, Compass Bank and SunTrust Bank as co-documentation agents, RBC Capital Markets as sole lead arranger and sole book runner and the lenders party thereto (the “Credit Agreement”). The Company has an elected, available, commitment amount under the Credit Agreement of $425 million.  Additionally, the Credit Agreement provides for the issuance of letters of credit, limited in the aggregate to the lesser of $50 million and the total availability thereunder.  As of June 30, 2014, there are no borrowings and no letters of credit outstanding under the Credit Agreement.  Availability under the Credit Agreement is at all times subject to customary conditions and the then applicable borrowing base, which is currently $437.5 million and subject to periodic redetermination.

The Credit Agreement matures on June 30, 2019.  The borrowing base under the Credit Agreement can be subsequently redetermined up or down by the lenders based on, among other things, their evaluation of the Company’s and its subsidiaries’ oil and natural gas reserves.  Redeterminations of the borrowing base are scheduled to occur semi-annually on April 1 and October 1 of each year, beginning on October 1, 2014.  The borrowing base is also subject to reduction by 25% of the amount of the increase in the Company’s net high yield debt resulting from the issuance of high yield debt.

The Company’s obligations under the Credit Agreement are secured by a first priority lien on substantially all of its assets and the assets of the Company’s existing and future subsidiaries not designated as “unrestricted subsidiaries,” including a first priority lien on all ownership interests in existing and future subsidiaries not designated as “unrestricted subsidiaries”. The obligations under the Credit Agreement are guaranteed by all of the Company’s existing and future subsidiaries not designated as “unrestricted subsidiaries.”

At the Company’s election, borrowings under the Credit Agreement may be made on an alternate base rate or an adjusted eurodollar rate basis, plus an applicable margin.  The applicable margin varies from 0.50% to 1.50% for alternate base rate borrowings and from 1.50% to 2.50% for eurodollar borrowings, depending on the utilization of the borrowing base. Furthermore, the Company is also required to pay a commitment fee on the unused committed amount at a rate varying from 0.375% to 0.50% per annum, depending on the utilization of the borrowing base.

The Credit Agreement contains various affirmative and negative covenants and events of default that limit the Company’s ability to, among other things, incur indebtedness, make restricted payments, grant liens, consolidate or merge, dispose of certain assets, make certain investments, engage in transactions with affiliates, hedge transactions and make certain acquisitions. The Credit Agreement also provides for cross default between the Credit Agreement and the Company’s senior unsecured notes.  Furthermore, the Credit Agreement contains financial covenants that require the Company to satisfy certain specified financial ratios, including (i) current assets to current liabilities of at least 1.0 to 1.0 at all times, commencing with the fiscal quarter ending September 30, 2014 and (ii) net debt to consolidated EBITDA of not greater than 4.0 to 1.0 as of the last day of any fiscal quarter, commencing with the fiscal quarter ending September 30, 2014.

The foregoing description of the Credit Agreement is a summary only and is qualified in its entirety by reference to the complete text of the Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

From time to time, the agents, arrangers, book runners and lenders under the Credit Agreement and their affiliates have provided, and may provide in the future, investment banking, commercial lending, hedging and financial advisory services to the Company and its affiliates in the ordinary course of business, for which they have received, or may in the future receive, customary fees and commissions for these transactions.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On June 30, 2014, the Company completed its previously announced acquisition of Eagle Ford Shale assets from affiliates of Royal Dutch Shell plc (“Shell” and the assets acquired in such acquisition, the “Catarina Assets”) with an effective date of January 1, 2014.  Including the approximately $51.1 million deposit previously paid, total consideration for the acquisition was approximately $553.5 million, consisting of the $639.0 million purchase price less approximately $85.5 million in normal and customary closing adjustments.  The final purchase price is subject to further customary post-closing adjustments.  The acquisition of the Catarina Assets was funded with cash on hand from a portion of the net proceeds of the Company’s previously issued Notes.

The foregoing description of the Company’s acquisition of the Catarina Assets does not purport to be complete and is qualified in its entirety by reference to the Purchase and Sale Agreement by and between Shell, as Seller, and SN Catarina, LLC (successor in interest to, and a wholly owned subsidiary of, the Company), as Purchaser, dated as of May 21, 2014, which is filed as Exhibit 2.1 and incorporated by reference herein.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included, or incorporated by reference, in Item 1.01 is incorporated in this Item 2.03 by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(a)   Financial Statements of Businesses Acquired

The Statements of Revenues and Direct Operating Expenses, including notes thereto, for the Catarina Assets for the three years ended December 31, 2013 (audited) and the independent auditor’s report related thereto and for the three months ended March 31, 2014 and 2013 (unaudited) are attached hereto as Exhibit 99.1 and incorporated herein by reference.

(b)   Pro Forma Financial Information

The unaudited pro forma balance sheet as of March 31, 2014 which gives effect to the Catarina acquisition and the unaudited pro forma statements of operations for the year ended December 31, 2013 and for the three months ended March 31, 2014, each of which give effect to the Catarina acquisition are attached hereto as Exhibit 99.2 and incorporated herein by reference.

(d)  Exhibits.

Exhibit Number	Description

2.1

Purchase and Sale Agreement by and between Shell, as Seller, and Sanchez Energy Corporation, as Purchaser, dated as of May 21, 2014 (incorporated by reference from Exhibit 2.1 to the Company’s Current Report on Form 8-K on May 22, 2014).

4.1	Indenture, dated as of June 27, 2014, among Sanchez Energy Corporation, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee.
4.2

Registration Rights Agreement, dated as of June 27, 2014, by and among Sanchez Energy Corporation, the subsidiary guarantors named therein and RBC Capital Markets, LLC, as representative of the several initial purchasers named therein.

10.1

Second Amended and Restated Credit Agreement dated as of June 30, 2014 among Sanchez Energy Corporation, as borrower, SEP Holdings III, LLC, SN Marquis LLC, SN Cotulla Assets, LLC, SN Operating, LLC, SN TMS, LLC and SN Catarina, LLC, as loan parties, Royal Bank of Canada, as administrative agent, Capital One, National Association, as syndication agent, Compass Bank and SunTrust Bank as co-documentation agents, RBC Capital Markets as sole lead arranger and sole book runner, and the lenders party thereto.

99.1

Audited Statements of Revenues and Direct Operating Expenses of the Catarina properties for the three years in the period ended December 31, 2013 and Unaudited Statements of Revenues and Direct Operating Expenses of the Catarina properties for the three months ended March 31, 2014 and 2013 (incorporated by reference from Exhibit 99.1 to the Company’s Current Report on Form 8-K on June 11, 2014).

99.2	Unaudited Pro Forma Consolidated Financial Statements of the Company (incorporated by reference from Exhibit 99.2 to the Company’s Current Report on Form 8-K on June 11, 2014).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ ENERGY CORPORATION

Date: July 2, 2014	By:	/s/ Michael G. Long
Michael G. Long
Executive Vice President,
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1

Purchase and Sale Agreement by and between Shell, as Seller, and Sanchez Energy Corporation, as Purchaser, dated as of May 21, 2014 (incorporated by reference from Exhibit 2.1 to the Company’s Current Report on Form 8-K on May 22, 2014).

4.1	Indenture, dated as of June 27, 2014, among Sanchez Energy Corporation, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee.
4.2

Registration Rights Agreement, dated as of June 27, 2014, by and among Sanchez Energy Corporation, the subsidiary guarantors named therein and RBC Capital Markets, LLC, as representative of the several initial purchasers named therein.

10.1

Second Amended and Restated Credit Agreement dated as of June 30, 2014 among Sanchez Energy Corporation, as borrower, SEP Holdings III, LLC, SN Marquis LLC, SN Cotulla Assets, LLC, SN Operating, LLC, SN TMS, LLC and SN Catarina, LLC, as loan parties, Royal Bank of Canada, as administrative agent, Capital One, National Association, as syndication agent, Compass Bank and SunTrust Bank as co-documentation agents, RBC Capital Markets as sole lead arranger and sole book runner, and the lenders party thereto.

99.1

Audited Statements of Revenues and Direct Operating Expenses of the Catarina properties for the three years in the period ended December 31, 2013 and Unaudited Statements of Revenues and Direct Operating Expenses of the Catarina properties for the three months ended March 31, 2014 and 2013 (incorporated by reference from Exhibit 99.1 to the Company’s Current Report on Form 8-K on June 11, 2014).

99.2	Unaudited Pro Forma Consolidated Financial Statements of the Company (incorporated by reference from Exhibit 99.2 to the Company’s Current Report on Form 8-K on June 11, 2014).